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                                                                      Exhibit 21

                                 CONVERSE INC.

                             LIST of SUBSIDIARIES
                             --------------------

Converse Star I, Inc., a subsidiary of Converse Inc.
Incorporated in Massachusetts on March 26, 1985

Converse EMEA Ltd., a subsidiary of Converse Inc.
Incorporated in Delaware on January 29, 1990

Converse Europe, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on November 23, 1993

  Converse Germany, Inc., a subsidiary of Converse Europe, Inc.
  Incorporated in Delaware on March 21, 1994

  Converse Iberia, Inc., a subsidiary of Converse Europe, Inc.
  Incorporated in Delaware on July 8, 1994

  Converse Italy, Inc., a subsidiary of Converse Europe, Inc.
  Incorporated in Delaware on September 21, 1994

  Converse Scandinavia, Inc., a subsidiary of Converse Europe, Inc. Incorporated in Delaware on June 7, 1995

  Converse Benelux Holding Company, Inc., a subsidiary of Converse Europe, Inc. Incorporated in Delaware on November 23, 1993

     Converse Benelux, Inc., a subsidiary of Converse Benelux Holding Company, Inc.
     Incorporated in Delaware on November 23, 1993

     Converse France, Inc., a subsidiary of Converse Benelux Holding Company,
     Inc.
     Incorporated in Delaware on November 23, 1993

Converse Shelf, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on November 21, 1994

Converse Japan Corporation, a subsidiary of Converse Inc.
Incorporated in Delaware on May 2, 1996

Converse Mexico, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on October 23, 1996

Converse All Star do Brasil Industria e Comercio Ltda., a subsidiary of Converse Inc.
Incorporated in Brazil

Calzado Deportivo de Reynosa, S.A. de C.V., a subsidiary of Converse Inc. Incorporated in Mexico on January 25, 1984

Converse Export Co. Limited, a subsidiary of Converse Inc.
Incorporated in Barbados on December 28, 1984

Apex One, Inc., a subsidiary of Converse Inc.
Incorporated in New Jersey on July 8, 1988